      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 5, 2000
                                                     Registration No. 333-
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           _________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________

                               SCHLUMBERGER N.V.
                             (SCHLUMBERGER LIMITED)
             (Exact name of registrant as specified in its charter)

            NETHERLANDS ANTILLES                           52-0684746
       (State or other jurisdiction                    (I.R.S. Employer
      of incorporation or organization)                Identification No.)

              277 PARK AVENUE
             NEW YORK, NEW YORK                            10172-266

          42, RUE SAINT-DOMINIQUE
               PARIS, FRANCE                                 75007

          PARKSTRAAT 83, THE HAGUE                          2514 JG
              THE NETHERLANDS                             (Zip Codes)
(Addresses of Principal Executive Offices)

--------------------------------------------------------------------------------
                  SCHLUMBERGER DISCOUNTED STOCK PURCHASE PLAN
                           (Full title of the plan)
--------------------------------------------------------------------------------

                            JAMES L. GUNDERSON, ESQ.
                         GENERAL COUNSEL AND SECRETARY
                              SCHLUMBERGER LIMITED
                                277 PARK AVENUE
                         NEW YORK, NEW YORK  10172-2066
                    (Name and Address of agent for service)

                                 (212) 350-9400
                    (Telephone number, including area code,
                             of agent for service)

                        CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                  Proposed             Proposed
                                                  maximum              maximum            Amount
    Title of securities    Amount to be      offering price per   aggregate offering   of registration
     to be registered      registered            share(1)              price(1)             fee
------------------------------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share...........  12,000,000(2)(3)       $75.25             $903,000,000        $238,392
------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the shares of Common Stock of Schlumberger Limited quoted on the New York Stock Exchange on May 1, 2000.
(2) Plus such additional number of shares as may be issuable by reason of the antidilution provisions of the plan.
(3) These shares represent additional shares that were added to the plan pursuant to an amendment to the plan that was adopted by the shareholders on April 18, 1998.
================================================================================

                                EXPLANATORY NOTE

     This registration statement is being filed by Schlumberger Limited pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended. This registration statement registers 12,000,000 additional shares of common stock, par value $.01 per share, of Schlumberger that may be issued from time to time pursuant to the Schlumberger Discounted Stock Purchase Plan. Schlumberger previously registered an aggregate of (1) 3,000,000 shares of common stock to be issued from time to time pursuant to the plan in the form of a Registration Statement on Form S-8 (Registration No. 33-21355) filed with the Securities and Exchange Commission on April 19, 1988 and (2) 5,000,000 shares of common stock to be issued from time to time pursuant to the plan in the form of a Registration Statement on Form S-8 (Registration No. 33-47592) filed with the Securities and Exchange Commission on May 15, 1992. Those registration statements are incorporated herein by this reference. Filed as exhibits hereto are the following:




Exhibit
  No.                            Description
-----                            -----------

*4.1   --   Articles of Incorporation of Schlumberger N.V. as last amended on
            April 28, 1997 (incorporated by reference to Exhibit 3(i) to the
            Form 10-Q for the quarter ended March 31, 1997, File No. 1-4601).

*4.2   --   By-laws of Schlumberger N.V. as last amended on October 20, 1993
            (incorporated by reference to Exhibit 3 to the Form 10-K for the year ended December 31, 1993, File No. 1-4601).

*4.3   --   Schlumberger Discounted Stock Purchase Plan as amended and restated
            on January 21, 1998 (incorporated by reference to Appendix A to the Schedule 14A Proxy Statement for the year ended December 31, 1997,
            File No. 1-4601).

 5     --   Opinion of Ellen S. Summer, Esq. (filed herewith).

23.1   --   Consent of PricewaterhouseCoopers LLP, independent accountants
            (filed herewith).

23.2   --   Consent of Ellen S. Summer, Esq. (included in Exhibit 5).

24     --   Powers of Attorney (filed herewith).
------------------
* Incorporated by reference as indicated.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 5, 2000.

                                    SCHLUMBERGER N.V.
                                    (Schlumberger Limited)

                                    By:  /s/ Jack Liu
                                         -------------------------------------
                                         Jack Liu
                                         Executive Vice President--Finance;
                                         Chief Financial Officer and
                                         Chief Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on May 5, 2000 in the capacities indicated.


            *                                               *
----------------------------------       ----------------------------------
D. Euan Baird                            William T. McCormick, Jr.
Director, Chairman, President            Director
and Chief Executive Officer


            *                                               *
----------------------------------       ----------------------------------
Victor E. Grijalva                       Didier Primat
Director, Vice Chairman                  Director


/s/ Jack Liu                                                *
----------------------------------       ----------------------------------
Jack Liu                                 Nicolas Seydoux
Executive Vice President--Finance;
Chief Financial Officer and
Chief Accounting Officer


            *                                               *
----------------------------------       ----------------------------------
Don E. Ackerman                          Linda G. Stuntz
Director                                 Director


            *                                               *
----------------------------------       ----------------------------------
John Deutch                              Sven Ullring
Director                                 Director


            *                                               *
----------------------------------       ----------------------------------
Denys Henderson                          Yoshihiko Wakumoto
Director                                 Director


            *
----------------------------------
Andre Levy-Lang
Director

*By: /s/ Ellen S. Summer
     ------------------------------
     Ellen S. Summer
     Attorney-in-Fact

                                 EXHIBIT INDEX


Exhibit
  No.                     Description
--------                 -----------

*4.1   --   Articles of Incorporation of Schlumberger N.V. as last amended on
            April 28, 1997 (incorporated by reference to Exhibit 3(i) to the
            Form 10-Q for the quarter ended March 31, 1997, File No. 1-4601).

*4.2   --   By-laws of Schlumberger N.V. as last amended on October 20, 1993
            (incorporated by reference to Exhibit 3 to the Form 10-K for the year ended December 31, 1993, File No. 1-4601).

*4.3   --   Schlumberger Discounted Stock Purchase Plan as amended and restated
            on January 21, 1998 (incorporated by reference to Appendix A to the Schedule 14A Proxy Statement for the year ended December 31, 1997,
            File No. 1-4601).

 5     --   Opinion of Ellen S. Summer, Esq. (filed herewith).

23.1   --   Consent of PricewaterhouseCoopers LLP, independent accountants
            (filed herewith).

23.2   --   Consent of Ellen S. Summer, Esq. (included in Exhibit 5).

24     --   Powers of Attorney (filed herewith).
------------------
* Incorporated by reference as indicated.

                                       4